Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT ANNOUNCES FISCAL 2019 FIRST-QUARTER FINANCIAL RESULTS;

RE-AFFIRMS ADJUSTED GUIDANCE FOR FISCAL 2019

•                  Fiscal 2019 First Quarter Net Sales and Adjusted Net Income Ahead of Expectations

•                  16 Products Launched January to November 2018 that are Forecasted to Contribute Approximately $75 Million of Revenues in Fiscal 2019

•                  Finalized Plan to Achieve $66 Million Annualized Cost Savings by Fiscal 2020; $33 Million of Savings to be Re-invested in Growth Opportunities

Philadelphia, PA — November 7, 2018 — Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2019 first quarter ended September 30, 2018.

“For the fiscal 2019 first quarter, net sales and adjusted net income exceeded our expectations,” said Tim Crew, chief executive officer of Lannett.  “A key driver to our performance was the combined contribution of new products launched since January 1st of this year.  Our plans for the balance of fiscal 2019 include additional product launches of both recently acquired and internally developed products.

“We made solid progress on other fronts to position the company for continued improvement.  During the first quarter and into the current period, we completed several transactions that added a number of attractive market ready products to our portfolio.  In addition, we significantly increased our cash position and finalized a cost reduction plan that we expect when fully implemented will generate annualized cost savings of approximately $66 million comparing fiscal 2020 to fiscal 2018 expenses.  We plan to re-invest or redeploy approximately $33 million of the cost savings back into our business.  The plan includes decreased spending throughout the organization and workforce reductions.  As part of the plan, we also intend to sell our Cody Laboratories active pharmaceutical ingredients business, a move that will provide immediate and substantial expense reductions and allow us to better focus on nearer and medium term growth opportunities.

“Given the above, we are excited about our future and accordingly, we have re-affirmed the company’s fiscal 2019 adjusted financial guidance.”

For the fiscal 2019 first quarter, on a GAAP basis, net sales were $155.1 million compared with $155.0 million for the first quarter of fiscal 2018.  Gross profit was $59.1 million, or 38% of total net sales, compared with $67.7 million, or 44% of total net sales.  Research and development (R&D) expenses were $9.8 million compared with $7.4 million for the fiscal 2018 first quarter.  Selling, general and administrative (SG&A) expenses increased to $20.6 million from $19.0 million.  Restructuring expenses were $1.0 million compared with $0.5 million.  As previously disclosed, the company recorded in its fiscal 2019 first quarter non-cash charges totaling $369.5 million related to the full impairment of goodwill, resulting from the non-renewal of the distribution agreement with Jerome Stevens Pharmaceuticals when the contract expires in March 2019, and the impairment of certain long-lived assets as a result of the plan to sell its Cody Laboratories API business.  Operating loss was $341.8 million compared to operating income of $40.7 million.  Interest expense was $21.4 million compared with $20.9 million for the first quarter of fiscal 2018.  The company recorded an income tax benefit of $75.6 million versus income tax expense of $7.4 million in the prior-year period.  Net loss was $287.5 million, or $7.65 per share, versus net income of $13.3 million, or $0.35 per diluted share, for the fiscal 2018 first quarter.

For the fiscal 2019 first quarter reported on a Non-GAAP basis, adjusted net sales were $155.1 million compared with $155.0 million for the first quarter of fiscal 2018.  Adjusted gross profit was $68.7 million, or 44% of adjusted net sales, compared with $76.7 million, or 50% of adjusted net sales, for the prior-year first quarter.  Adjusted R&D expenses were $9.8 million compared with $7.4 million.  Adjusted SG&A expenses were $19.2 million compared with $18.7 million.  Adjusted operating income was $39.6 million compared with $50.7 million for the prior-year first quarter.  Adjusted interest expense was $16.9 million compared with $16.4 million for the first quarter of fiscal 2018.  Adjusted income tax expense was $5.9 million compared with $12.5 million in the prior-year period.  Adjusted net income was $16.9 million, or $0.44 per diluted share, compared with $22.7 million, or $0.60 per diluted share, for the fiscal 2018 first quarter.

Guidance for Fiscal 2019

Based on its current outlook, the company has revised its GAAP estimates to, among other things, include asset impairment charges of $369 million and re-affirmed adjusted financial guidance for the 2019 fiscal year (minor increases to estimates of Net sales and R&D expense), as follows:

	GAAP	Adjusted
Net sales	$585 million to $615 million	$585 million to $615 million
Gross margin %	38% to 39%	44% to 45%
R&D expense	$32 million to $36 million	$30 million to $34 million
SG&A expense	$75 million to $78 million	$63 million to $66 million
Restructuring expense	$3 million to $4 million	$—
Asset impairment charges	$369 million	$—
Interest expense	$81 million to $83 million	$63 million to $65 million
Effective tax rate	22% to 23%	22% to 23%
Capital expenditures	$30 million to $35 million	$30 million to $35 million

The financial guidance table above includes “Asset impairment charges.”  This item was not included in the guidance provided on August 28, 2018, because, at that time, the company could not estimate the amount or a reasonable range of amounts of such impairment.

Product Launches / Cost Savings

The company has posted additional information related to new product launches and cost savings on its website.  If interested, please visit http://lannett.investorroom.com/news-releases.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2019 first quarter ended September 30, 2018.  The conference call will be available to interested parties by dialing 866-436-9172 from the U.S. or Canada, or 630-691-2760 from international locations, passcode 47800134.  The call will be broadcast via the Internet at www.lannett.com.  Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP).  Management uses these measures internally for evaluating its operating performance.  The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business.  Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods.  Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) acquisition and integration-related expenses, (3) non-cash interest expense, as well as (4) certain other items considered unusual or non-recurring in nature.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications — see financial schedule below for net sales by medical indication.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, the impact of the non-renewal of the distribution agreement with Jerome Stevens Pharmaceuticals, successfully launching and commercializing recently acquired and previously approved products, realizing enhanced efficiencies, successfully consummating transactions with new and existing alliance partners and successfully launching and commercializing products included therein, and achieving the financial metrics stated in the company’s guidance for fiscal 2019, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30, 2018	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$150,327	$98,586
Accounts receivable, net	205,350	252,651
Inventories	145,915	141,635
Prepaid income taxes	1,690	15,159
Assets held for sale	13,245	13,976
Other current assets	7,859	4,863
Total current assets	524,386	526,870
Property, plant and equipment, net	195,880	233,247
Intangible assets, net	416,016	424,425
Goodwill	—	339,566
Deferred tax assets	99,761	22,063
Other assets	21,612	29,133
TOTAL ASSETS	$1,257,655	$1,575,304

LIABILITIES
Current liabilities:
Accounts payable	$48,558	$56,767
Accrued expenses	5,732	7,425
Accrued payroll and payroll-related expenses	10,009	7,819
Rebates payable	36,489	49,400
Royalties payable	5,878	5,955
Restructuring liability	6,911	6,706
Liabilities held for sale	2,010	—
Short-term borrowings and current portion of long-term debt	66,845	66,845
Total current liabilities	182,432	200,917
Long-term debt, net	760,127	772,425
Other liabilities	3,073	3,047
TOTAL LIABILITIES	945,632	976,389

STOCKHOLDERS’ EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 38,665,268 and 38,256,839 shares issued; 37,734,758 and 37,380,517 shares outstanding at September 30, 2018 and June 30, 2018, respectively)	39	38
Additional paid-in capital	310,135	306,817
Retained earnings	16,653	306,464
Accumulated other comprehensive loss	(509)	(515)
Treasury stock (930,510 and 876,322 shares at September 30, 2018 and June 30, 2018, respectively)	(14,295)	(13,889)
Total stockholders’ equity	312,023	598,915
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,257,655	$1,575,304

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	(UNAUDITED)
	Three months ended
	September 30,
	2018	2017

Net sales	$155,054	$154,961
Cost of sales	87,690	79,553
Amortization of intangibles	8,223	7,737
Gross profit	59,141	67,671
Operating expenses:
Research and development expenses	9,810	7,409
Selling, general, and administrative expenses	20,588	19,038
Acquisition and integration-related expenses	—	18
Restructuring expenses	1,022	527
Asset impairment charges	369,499	—
Total operating expenses	400,919	26,992
Operating income (loss)	(341,778)	40,679
Other income (loss):
Investment income	379	1,164
Interest expense	(21,433)	(20,912)
Other	(296)	(251)
Total other loss	(21,350)	(19,999)
Income (loss) before income tax	(363,128)	20,680
Income tax expense (benefit)	(75,600)	7,423
Net income (loss)	$(287,528)	$13,257

Earnings (loss) per common share:
Basic	$(7.65)	$0.36
Diluted	$(7.65)	$0.35

Weighted average common shares outstanding:
Basic	37,586,327	36,992,064
Diluted	37,586,327	37,730,656

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Three months ended September 30, 2018
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Restructuring expenses	Asset impairment charges	Operating income (loss)	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (h)
GAAP Reported	$155,054	$87,690	$8,223	$59,141	38%	$9,810	$20,588	$1,022	$369,499	$(341,778)	$(21,350)	$(363,128)	$(75,600)	$(287,528)	$(7.65)
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(1,335)	—	1,335		—	—	—	—	1,335	—	1,335	—	1,335
Amortization of intangibles (b)	—	—	(8,223)	8,223		—	—	—	—	8,223	—	8,223	—	8,223
Restructuring expenses (c)	—	—	—	—		—	—	(1,022)	—	1,022	—	1,022	—	1,022
Asset impairment charges (d)	—	—	—	—		—	—	—	(369,499)	369,499	—	369,499	—	369,499
Non-cash interest (e)	—	—	—	—		—	—	—	—	—	4,538	4,538	—	4,538
Other (f)	—	—	—	—		—	(1,340)	—	—	1,340	—	1,340	—	1,340
Tax adjustments (g)	—	—	—	—		—	—	—	—	—	—	—	81,504	(81,504)

Non-GAAP Adjusted	$155,054	$86,355	$—	$68,699	44%	$9,810	$19,248	$—	$—	$39,641	$(16,812)	$22,829	$5,904	$16,925	$0.44

(a)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	To exclude expenses associated with the 2016 Restructuring Plan and, to a lesser extent, the Cody Restructuring Plan
(d)	To exclude asset impairment charges related to goodwill and other long-lived assets
(e)	To exclude non-cash interest expense associated with debt issuance costs
(f)	To primarily exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(g)	The tax effect of the pre-tax adjustments included at applicable tax rates
(h)	The weighted average share number for the three months ended September 30, 2018 is 37,586,327 for GAAP and 38,752,010 for the non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Three months ended September 30, 2017
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Diluted earnings per share (g)
GAAP Reported	$154,961	$79,553	$7,737	$67,671	44%	$7,409	$19,038	$18	$527	$40,679	$(19,999)	$20,680	$7,423	$13,257	$0.35
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(1,335)	—	1,335		—	—	—	—	1,335	—	1,335	—	1,335
Amortization of intangibles (b)	—	—	(7,737)	7,737		—	(365)	—	—	8,102	—	8,102	—	8,102
Acquisition and integration-related expenses (c)	—	—	—	—		—	—	(18)	—	18	—	18	—	18
Restructuring expenses (d)	—	—	—	—		—	—	—	(527)	527	—	527	—	527
Non-cash interest (e)	—	—	—	—		—	—	—	—	—	4,560	4,560	—	4,560
Tax adjustments (f)	—	—	—	—		—	—	—	—	—	—	—	5,123	(5,123)

Non-GAAP Adjusted	$154,961	$78,218	$—	$76,743	50%	$7,409	$18,673	$—	$—	$50,661	$(15,439)	$35,222	$12,546	$22,676	$0.60

(a)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(d)	To exclude expenses associated with the 2016 Restructuring Plan
(e)	To exclude non-cash interest expense primarily associated with debt issuance costs
(f)	The tax effect of the pre-tax adjustments included at applicable tax rates
(g)	The weighted average share number for the three months ended September 30, 2017 is 37,730,656 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

	Fiscal Year 2019 Guidance
				Non-GAAP
	GAAP	Adjustments		Adjusted

Net sales	$585 - $615	—		$585 - $615
Gross margin percentage	38.0% - 39.0%	6%	(a)	44.0% to 45.0%
R&D expense	$32 - $36	($2)	(b)	$30 - $34
SG&A expense	$75 - $78	($12)	(c)	$63 - $66
Restructuring expense	$3 - $4	($3 - $4)	(d)	—
Asset impairment charges	$369	($369)	(e)	—
Interest expense	$81 - $83	($18)	(f)	$63 - $65
Effective tax rate	22% to 23%	—		22% to 23%
Capital expenditures	$30 - $35	—		$30 - $35

(a) The adjustment primarily reflects amortization of purchased intangible assets related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”) and, to a lesser extent, the cost of sales associated with the Cody API business which is classified as Held For Sale as of September 30, 2018

(b) To exclude R&D expense associated with the Cody API business which is classified as Held For Sale as of September 30, 2018

(c) To exclude various expenses associated with the Company’s overall cost savings initiatives, which includes the operating costs of the Cody API business subsequent to September 30, 2018, the date it was classified as Held For Sale; legal and financial advisory costs; as well as nonrecurring compensation related expenses.  In addition, it also excludes depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(d) To exclude expenses associated with the 2016 Restructuring Plan and Cody Restructuring Plan

(e) To exclude asset impairment charges related to goodwill and other long-lived assets

(f) The adjustment primarily reflects non-cash interest expense associated with debt issuance costs

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended
(in thousands)	September 30,
Medical Indication	2018	2017
Antibiotic	$4,089	$3,349
Anti-Psychosis	10,889	14,991
Cardiovascular	21,770	11,306
Central Nervous System	7,197	8,818
Gallstone	2,214	6,564
Gastrointestinal	15,040	14,553
Glaucoma	548	2,668
Migraine	9,737	15,015
Muscle Relaxant	3,179	3,791
Pain Management	4,947	5,761
Respiratory	1,015	1,647
Thyroid Deficiency	53,878	47,214
Urinary	1,552	2,997
Other	14,338	12,696
Contract manufacturing revenue	4,661	3,591
Net Sales	$155,054	$154,961